Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS Q1 2013 ADJUSTED EBITDA OF $116.3 MILLION ON REVENUES OF $547.8 MILLION

Plano, TX, May 7, 2013 — Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2013.

Cinemark Holdings, Inc.’s revenues for the three months ended March 31, 2013 were $547.8 million compared to $578.8 million for the three months ended March 31, 2012. For the three months ended March 31, 2013, admissions revenues were $349.4 million and concession revenues were $172.4 million. The average ticket price for the three months ended March 31, 2013 increased to $6.09 and concession revenues per patron increased to $3.00.

Adjusted EBITDA for the three months ended March 31, 2013 was $116.3 million compared to $140.3 million for the three months ended March 31, 2012. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2013 was $32.6 million compared to $42.1 million for the three months ended March 31, 2012. Diluted earnings per share for the three months ended March 31, 2013 was $0.28 compared to $0.37 for the three months ended March 31, 2012.

“Cinemark’s worldwide box office results outperformed the North American industry box office for Q1 2013 by approximately 600 basis points, and has now outperformed the industry for 15 out of the past 16 consecutive quarters on a currency adjusted basis.” stated Tim Warner, Cinemark’s Chief Executive Officer.  “Our international segment reported admissions revenue growth of 7.1% this quarter, reiterating the long term growth opportunity provided by this segment.”

As of March 31, 2013, Cinemark operated 467 theatres with 5,259 screens and had commitments to open 22 new theatres with 195 screens during the remainder of 2013 and 9 additional new theatres with 97 screens subsequent to 2013.

Conference Call/Webcast — Today at 8:00AM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com.  A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 467 theatres with 5,259 screens in 39 U.S. states, Brazil, Mexico, Argentina and 10 other Latin American countries as of March 31, 2013. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears — 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith — 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants.  You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2013 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2013	2012
Statement of income data:
Revenues
Admissions	$349,414	$373,793
Concession	172,396	179,820
Other	25,963	25,205
Total revenues	547,773	578,818

Cost of operations
Film rentals and advertising	179,992	195,415
Concession supplies	28,000	28,451
Facility lease expense	69,618	68,562
Other theatre operating expenses	127,221	125,001
General and administrative expenses	37,779	34,064
Depreciation and amortization	39,032	36,816
Impairment of long-lived assets	844	185
(Gain) loss on sale of assets and other	(342)	836
Total cost of operations	482,144	489,330
Operating income	65,629	89,488
Interest expense (1)	(32,606)	(32,133)
Distributions from NCM	6,103	8,031
Other income	4,554	5,422
Income before income taxes	43,680	70,808
Income taxes	10,618	27,932
Net income	$33,062	$42,876
Less: Net income attributable to noncontrolling interests	468	772
Net income attributable to Cinemark Holdings, Inc.	$32,594	$42,104

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.28	$0.37
Diluted	$0.28	$0.37

Weighted average diluted shares outstanding	113,979	113,368
Other financial data:
Adjusted EBITDA (2)	$116,256	$140,328

(1)    Includes amortization of debt issue costs and excludes capitalized interest.

(2)    Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of March 31,	As of December 31,
	2013	2012
Balance Sheet Data:
Cash and cash equivalents	$724,303	$742,664
Theatre properties and equipment, net	$1,304,639	$1,304,958
Total assets	$3,857,199	$3,863,226
Long-term debt, including current portion	$1,761,784	$1,764,010
Equity	$1,110,983	$1,094,984

	Three Months Ended March 31,
	2012	2012
Other operating data:
Attendance (patrons):
Domestic	34,668	39,830
International	22,751	21,718
Worldwide	57,419	61,548

Average ticket price (in dollars):
Domestic	$6.76	$6.70
International	$5.06	$4.94
Worldwide	$6.09	$6.08

Concession revenues per patron (in dollars):
Domestic	$3.40	$3.30
International	$2.40	$2.24
Worldwide	$3.00	$2.92

Average screen count (month end average):
Domestic	3,916	3,891
International	1,333	1,278
Worldwide	5,249	5,169

Segment Information

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2013	2012
Revenues
U.S.	$366,363	$411,225
International	184,193	169,875
Eliminations	(2,783)	(2,282)
Total revenues	$547,773	$578,818
Adjusted EBITDA
U.S.	$80,078	$104,293
International	36,178	36,035
Total Adjusted EBITDA	$116,256	$140,328
Capital expenditures
U.S.	$6,156	$19,694
International	30,733	27,290
Total capital expenditures	$36,889	$46,984

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended March 31,
	2013	2012
Net income	$33,062	$42,876
Income taxes	10,618	27,932
Interest expense	32,606	32,133
Other income	(4,554)	(5,422)
Depreciation and amortization	39,032	36,816
Impairment of long-lived assets	844	185
(Gain) loss on sale of assets and other	(342)	836
Deferred lease expenses - theatres(2)	(131)	120
Deferred lease expenses — DCIP equipment (3)	1,021	1,003
Amortization of long-term prepaid rents (2)	650	534
Share based awards compensation expense (4)	3,450	3,315
Adjusted EBITDA (1)	$116,256	$140,328

(1)         Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other income, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense.  Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)         Non-cash expense included in facility lease expense.

(3)         Non-cash expense included in other theatre operating expenses.

(4)         Non-cash expense included in general and administrative expenses.